POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of International Energy, Inc., a Nevada corporation that is filing a post-effective amendment to a registration statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Amit S. Dang, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By: /s/ Amit S. Dang		Date: June 14, 2011
Name:	Amit Dang
Title:	Chief Executive Officer, and President,
(Principal Executive Officer), Chief Financial Officer
(Principal Accounting Officer) and Director

By: /s/ Joanne Lustre		Date: June 14, 2011
Name:	Joanne Lustre
Title:	Director

By: /s/ Derek Cooper		Date: June 14, 2011
Name:	Derek J. Cooper
Title:	Director

By: /s/ Jatinder Bhogal		Date: June 14, 2011
Name:	Jatinder S. Bhogal
Title:	Director